EXHIBIT 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER OF TUESDAY MORNING CORPORATION PURSUANT TO

18 U.S.C. §1350

I, Jeffrey N. Boyer, the Chief Financial Officer of Tuesday Morning Corporation, hereby certify that to the best of my knowledge and belief:

1.                                      The quarterly report on Form 10-Q of Tuesday Morning Corporation for the period ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                      The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

Date: October 30, 2014	By:	/s/ Jeffrey N. Boyer
Jeffrey N. Boyer
Executive Vice President, Chief Administrative Officer
and Chief Financial Officer